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EXHIBIT 99.1:  PRESS RELEASE ISSUED BY GREYSTONE DIGITAL TECHNOLOGY, INC. ON
               JANUARY 19, 2000 ANNOUNCING THE APPOINTMENT OF TWO NEW OUTSIDE DIRECTORS.



GREYSTONE ANNOUNCES NEW OUTSIDE DIRECTORS

SAN DIEGO - Jan. 19, 2000 -- GreyStone Digital Technology Inc. (OTC BB: GSTN), announced today that Alan D. Stone and James W. Johnston have been appointed and have agreed to serve on the company's board of directors.

Alan D. Stone has served as president and chief operating officer, and executive vice president at Sega Enterprises, Inc., a leading video game and multimedia entertainment company, since October 1991. During part of that time, he was also president of Sega Gameworks, an arcade and location-based entertainment company. Before that, Stone served as vice president, sales and marketing, for Nintendo of America, Inc., a video game entertainment company that he co-founded in 1980. Stone received a BA degree from the University of California, Berkeley, and an MBA degree in finance and economics at the University of Washington, Seattle.

James W. Johnston is president and chief executive officer of StoneMarker Enterprises, Inc., a consulting and investment company. He previously served as vice chairman of RJR Nabisco, Inc. (NYSE: RN) from 1995 to 1996. From 1989 to 1996, he was chairman of R.J. Reynolds Tobacco Co., and was also chief executive officer of that company until 1995. He was named a director of RJR Nabisco Holdings Corp. in 1992 and chairman of R.J. Reynolds Tobacco International Inc. in 1993. He retired from R.J. Reynolds in July 1996. Johnston began his business career at Ford Motor Co. and has held senior management positions at various subsidiaries of Northwest Industries, Inc. and Citibank N.A. He serves on several boards, including those of the Sealy Corporation, AgriBioTech, Inc., and various non-profit organizations. Johnston holds a B.S. degree in Accounting from the University of Illinois and an MBA degree from Northwestern University.

"We are delighted that Al and Jim have agreed to become directors of GreyStone," said Richard A. Smith, GreyStone's chairman, president and chief executive officer. "Each brings specific experience that will be beneficial to the company as we execute our strategic plan. Jim's experience at the highest levels of consumer and international business, and Al's tremendous record in the digital entertainment area will provide invaluable guidance as we continue to strive to increase value for our shareholders."

Based in San Diego, Calif., GreyStone Digital Technology, Inc. creates powerful, interactive and networked 3-D software that enables users to interact in real-time within a simulated digital environment. The company also provides sophisticated engineering services enabling customers to realize more value from applications of advanced digital technology on dedicated local-area or wide-area networks or on the Internet. The company's products and services address a growing demand from military, entertainment, and other major markets such as multisensory communications and e-based transactions.

More information is available on the company's website at http://www.gstone.com.

This news release contains statements that are not purely historical, and as such are forward-looking statements under the federal securities laws. These include forward-looking statements regarding management's intentions, plans, hopes, beliefs, expectations or projections of the


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future. These forward looking statements involve risks and uncertainties, including without limitation, acceptance of the company's products and services; additional financing requirements; the impact of competitive products or pricing; technological changes; the effect of economic conditions; the ability to successfully commercialize the company's entertainment products; the company's dependence on key engineering, technical, and other personnel skilled in government contracting; the ability of the government to terminate contracts and subcontracts at any time ; and other risks and uncertainties detailed from time to time in the company's reports filed with the Securities and Exchange Commission. One or more of these factors could affect the company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this news release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the company, or any other person, that the objectives and plans of the company will be achieved. All forward-looking statements made in this news release are based on information presently available to management, and the company assumes no obligation to update any forward-looking statements.


For more information, contact:

  CDF Communications                        GreyStone Digital Technology, Inc.
  Jamie Driscoll                            Richard A. Smith
  888-414-0818                              858-874-7000
  jamie@cdfcom.com                          info@gstone.com


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